EXHIBIT 10.17

People’s Bank Supplemental Savings Plan Non-Qualified Trust Agreement, dated as of

July 23,1998, between People’s Bank and Morgan Guaranty Trust Company of New York

PEOPLE’S BANK SUPPLEMENTAL SAVINGS PLAN

NON-QUALIFIED TRUST AGREEMENT

This Agreement made as of July 23, 1998, by and between People’s Bank (“Company”) and Morgan Guaranty Trust Company of New York (“Trustee”).

WHEREAS Company has adopted the People’s Bank Supplemental Savings Plan (the “Plan”);

WHEREAS Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

WHEREAS Company wishes to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”);

WHEREAS it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust.

A. Company hereby deposits with Trustee in trust the cash and/or property shown on Appendix A, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

B. The Trust hereby established shall be irrevocable, Nevertheless this Agreement shall be subject to amendment; provided, however, that no such amendment shall become effective unless it is made in conformance with the procedures and the limitations specified in Section 15 of this Agreement. All contributions made hereunder shall be irrevocable, and shall not be returnable or payable to Company except (i) as provided by the provisions of Section 5 relating to Company’s being Insolvent, (ii) as set forth in Section 6 B providing for payment to Company of amounts in excess of 125 % of the Full Funding Amount, (iii) as provided by the provisions of Section 6 C providing for the return of contributions made as the result of a Potential Change in Control, (iv) upon termination of the Trust in accordance with the provisions of Section 15, or (v) as otherwise specifically provided for hereunder.

C. The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. Subject to the provisions of this Agreement which become applicable in the event of Insolvency of Company, Company shall pay all income taxes payable with respect to income and gains of the Trust.

D. The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and their Beneficiaries and general creditors of Company as hereinafter set forth except as Trust assets may be paid to Company pursuant to specific provisions of this Agreement. Plan Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust regardless of allocation to accounts. Any rights of any Participant or Beneficiary under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their Beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 2 K hereof.

E. It is intended that each of such plans be and remain a bona fide deferred compensation plan for purposes of Part 359 of Federal Deposit Insurance Corporation (“FDIC”) as defined by the provisions of FDIC Reg § 359.l(d).

Section 2. Definitions. Unless the context clearly otherwise requires, as used in this Agreement the following terms shall have the references and meanings set forth in this Section 2.

A. “Annual Valuation Date” shall mean December 31 of any year during which any Plan benefits are in pay status or a Credit Rating Reduction is in effect; provided that in the event Company changes its fiscal year, Company may change the date of subsequent Annual Valuation Dates, but in no event shall more than twelve months elapse without an Annual Valuation Date other than by reason of there being neither Plan benefits in pay status nor a Credit Rating Reduction in effect.

B. “Beneficiary” shall mean with respect to any Plan any person who is entitled to benefits accrued to a deceased Participant pursuant to the terms of such Plan or who would be so entitled in the event of the death of a Participant.

C. “CEO” shall mean the Chief Executive Officer of Company or such officer or other person as may as of the time of reference have substantially the responsibilities and duties of the Chief Executive Officer of Company as of the effective date of this Trust Agreement.

D. “Change in Control” shall mean the occurrence of any of the following:

(i) The Board of Directors of Company or Parent, shall approve (A) a merger or consolidation (or series of mergers and consolidations) of Company or Parent with any other corporation other than (1) a merger or consolidation (or series of mergers and consolidations) which would result in the voting stock (as described in paragraph (ii) of this subsection) of Company or Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 80 % of the combined voting power of the voting stock of Company or Parent (or such surviving entity) outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Company or Parent (or similar transaction) in which no “person” (as defined in paragraph (ii) of this subsection) acquires more than 20 percent of the combined voting power of the then outstanding securities of Company or Parent, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Company or Parent, or (C) the adoption of any plan or proposal for the liquidation or dissolution of Company;

(ii) Any person (as such term is defined in Section 3(a)(9) and Section 13(d)(3) of the Exchange Act), corporation, or other entity (other than Company, Parent, or any benefit plan, including, but not limited to, any employee stock ownership plan, sponsored by Company, Parent, or any subsidiary) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 20 percent or more of the combined voting power of the then outstanding securities of Company or Parent ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire such securities); or

(iii) During any period of two consecutive calendar years, individuals who at the beginning of such period constitute the entire Board of Directors of Company or Parent, and any new director (excluding a director designated by a person who has entered into an agreement with Company or Parent to effect a transaction described in paragraph (i) or (ii) of this subsection) whose election by the Board of Directors or nomination for election by the shareholders of Company or Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (“Incumbent Board”), shall cease for any reason to constitute a majority thereof.

E. “Committee” shall be the Advisory Committee designated pursuant to the provisions of the Plan providing for designation during a Potential Change in Control Period or upon or after a Change in Control by certain participants thereunder of a committee to carry out functions described in the Plan.

F. “Company Stock” shall mean shares of stock issued by Company.

G. “Credit Rating Reduction” shall mean the first issuance of a rating of long term deposits with Bank of less than either (i) “Baa3” by Moody’s Investment Service, Inc., or (ii) “BBB” by Standard and Poor’s Ratings Group.

H. “Eligible Voters” shall mean (i) Participants who have vested and unpaid benefits under the Plan and (ii) Beneficiaries of deceased Participants who have vested and unpaid benefits under the Plan; but excluding (A) after a Change in Control any person who was not an Eligible Voter prior to the earlier of such Change in Control or the beginning of the Potential Change in Control Period ending with such Change in Control and (B) during a Potential Change in Control Period any person not an Eligible Voter prior to the beginning thereof; provided, however, that in the event there is more than one such Beneficiary with respect to any individual deceased Participant, such Beneficiaries shall have a single vote which shall be cast as determined by a majority in interests of all Beneficiaries of such deceased Participant.

I. The “401k Plan” shall refer to The People’s Bank 401k Employee Savings Plan as adopted by Company and as amended through the date hereof and as amended from time to time hereafter.

J. “Full Funding Amount” shall mean an amount which the Recordkeeper calculates based on the best information available to it, to be equal to the total amount of any vested and unpaid benefits of all Participants (and their Beneficiaries) and Beneficiaries of deceased Participants as of the valuation requirement date. For purposes of this I., the “valuation requirement date” refers to (i) the date of an actual Change in Control or (ii) the date which is reasonably selected during a Potential Change in Control Period by Company or Trustee, or (iii) if such calculation is not on or after a Change in Control or during a Potential Change in Control Period any date which is reasonable and convenient. Calculations and recalculations of the Full Funding Amount (as described in Section 3 B of this Agreement) shall assume that each Participant terminated employment as of the valuation requirement date of such calculation or recalculation. In computing the Full Funding Amount, there shall be added an amount equal to an amount calculated by Trustee to be likely to be sufficient to provide for all expenses in administering and terminating the Trust and distributing benefits, including reasonable expenses of the Committee and of any litigation or other assertion of claims which Trustee deems to have a higher degree of probability than extremely remote, including (but not limited to) any such litigation or other assertion of claims which Trustee may institute or assert against Company.

K. Company shall be considered “Insolvent” and Company shall be deemed subject to insolvency for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) Company is determined to be insolvent by the Banking Commissioner, Federal Deposit Insurance Corporation, the Federal Reserve Bank, or any other federal or state authority having the power to act as or to appoint a receiver or similar officer in the event it finds Company is insolvent.

L. “Interim Funding Amount” shall mean an amount which the Recordkeeper calculates based on the best information available to him to be equal to the total amount of any vested and unpaid benefits of (i) all Participants who as of the Interim Valuation Requirement Date requiring such calculation either (A) are no longer employees of Company or (B) have attained age sixty-three (63) and three hundred twenty-five (325) days and (ii) all Beneficiaries of deceased Participants entitled to benefits under any Plan as a result of such deceased Participants’ death. In computing the Interim Funding Amount, there shall be added an amount equal to an amount estimated by Trustee to be likely to be sufficient to provide for all expenses in administering the Trust and distributing benefits for the sixty (60) months following the relevant Interim Valuation Requirement Date, including reasonable expenses of the Committee (if then in existence) and of any litigation or other assertion of claims which Trustee deems to have a higher degree of probability than remote, including (but not limited to) any such litigation or other assertion of claims which Trustee may institute or assert against Company.

M. “Interim Valuation Requirement Date” shall mean the last date of each fiscal year of Company and the date of any Credit Rating Reduction and any date selected by Company pursuant to Section 6C hereof.

N. “Parent” shall mean People’s Mutual Holdings, a mutual holding company organized pursuant to the Banking Law of Connecticut, or its corporate successor or assigns; and the determination of whether any corporation or other entity is a successor or assign of People’s Mutual Holdings for purposes of this Agreement shall be made by the CEO or, in the event there is no then acting CEO, by the Board of Directors of Company.

0. “Participant” shall mean, with respect to the Plan, any employee of Company in Company’s employ after May 1, 1998 who is covered by and has an accrued and unpaid benefit under such Plan and any former employee of Company who was in Company’s employ after May 1, 1998 who has not received her or his full vested benefit under the Plan.

P. The “Plan” shall mean People’s Bank Supplemental Savings Plan as amended through the date hereof and as it may be amended from time to time hereafter.

Q. A “Potential Change in Control” shall be deemed to have occurred under this Agreement if (i) Company or Parent enters into any agreement the consummation of which would result in the occurrence of a Change in Control, or (ii) the CEO declares in writing that, or the Board of Directors of Company or Parent adopts a resolution to the effect that, a Potential Change in Control has occurred.

R. “Potential Change in Control Period” shall mean the period commencing on the date that a Potential Change in Control occurs and ending upon the earlier to occur of the following: (i) the date of a Change in Control, or (ii) the date such Potential Change in Control Period ends in accordance with the provisions Subsection F of Section 3.

S. “Qualified Vote” shall mean the Vote of at least sixty-five (65%) percent of the total number of Eligible Voters provided, however, that: (i) for purposes of Subsection F of Section 3, a Qualified Vote shall further require a sixty-five (65%) percent Vote of Eligible Voters who were in the employ of Company at or sixty days prior to the date on which such Potential Change in Control Period commenced; (ii) for purposes of Subsection B of Section 9, a Qualified Vote shall consist of either (A) at any time the Vote of 65% of all Eligible Voters not in the employ of Company at the time of such Vote or (B) if, during a Potential Change in Control Period, the Vote described in (i) of this proviso; and (iii) for purposes of clauses (ii), (iv) and (v) of Subsection B of Section 15, a Qualified Vote shall further require a sixty-five (65%) Vote of all Eligible Voters not in the employ of Company at the time of such Vote.

T. “Recordkeeper” shall mean Putnam Fiduciary Trust Company acting pursuant to the Service Agreement, or such other individual or entity as Company may retain consistent with the terms of this Trust Agreement to maintain records of Participant Accounts pursuant to the terms of the Plan or any other person as Trustee may select to make computations pursuant to any provision of this Agreement.

U. “Service Agreement” shall mean the agreement entered into between Company and Putnam Fiduciary Trust Company effective as of October 3, 1994 entitled “PEOPLE’S BANK SUPPLEMENTAL SAVINGS PLAN Service Agreement” as such agreement may have been and may hereafter be amended restated or replaced by a superseding agreement between the parties thereto.

V. “Super Qualified Vote” shall mean the Vote of at least eighty-five (85%) percent of the total number of Eligible Voters and for purposes of the provisions of Section 15, a Super Qualified Vote shall further require the Vote of eighty-five (85%) percent of all Eligible Voters not in the employ of Company at the time of such Vote.

W. The “Trust” shall refer to the trust created under this Agreement.

X. The “Trust Fund” shall mean all of the assets of whatever nature held by Trustee under the terms of this Trust Agreement.

Y. “Vote” shall mean and include a vote in person or by proxy or execution of a written consent signed by a Participant or Beneficiary authorizing or approving any action (including one or more amendments of this Trust Agreement).

Z. Pronouns. Unless the context clearly indicates otherwise, pronouns of one gender or number may refer to subjects or objects of a different gender or number.

Section 3. Funding of the Trust.

A. Company, in the sole discretion of the CEO, may at any time, or from time to time, make deposits (in addition to those required pursuant to Subsections B and C of this Section 3) of cash or other property acceptable to Trustee in trust with Trustee to augment the principal of the Trust. Such additions shall be held, administered and disposed of by Trustee as provided in this Trust Agreement. The CEO may designate that some or all of such discretionary contribution be used for accrued or future Trustee fees and other costs and expenses of maintaining the Trust. Neither Trustee nor any Participant or Beneficiary shall have any right to compel such additional deposits described in this subsection A.

B. Upon a Potential Change in Control or a Change in Control, as soon as the amount described in this B can be determined, but in no event longer than thirty (30) days following such Change in Control or Potential Change in Control, Company shall (i) cause the Recordkeeper to compute the Full Funding Amount, (ii) deliver to Trustee the Recordkeeper’s certificate (which may rely on Trustee’s calculations of administrative expenses) and (iii) make a contribution to the Trust of cash or other property acceptable to Trustee equal to an amount which when added to the total value of the Trust Fund would equal the Full Funding Amount. During a Potential Change in Control Period, the Full Funding Amount shall be recalculated monthly and Company shall make any additional contributions necessary to cause the value of the Trust Fund to equal the Full Funding Amount. In the event that Trustee later determines that provision made in determining the Full Funding Amount for expenses was not adequate, Company shall make additional deposits to provide for such expenses as determined by Trustee from time to time.

C.(i) No more than thirty (30) days after any date of a Credit Rating Reduction, Company shall:

(A) Cause the Recordkeeper to compute the Interim Funding Amount as of a date reasonably selected by the Recordkeeper which shall be no more than thirty (30) days prior to such Interim Valuation Requirement Date and deliver to Trustee the Recordkeeper’s certification of such Interim Funding Amount; and

(B) Pay to Trustee an amount which when added to the value of the Trust Fund as of a date selected by Company (no more than ten (10) days prior to the date of such payment) results in a sum equal to or greater than such Interim Funding Amount.

(ii) No more than sixty (60) days after the last day of each fiscal year of Company, Company shall:

(A) Cause the Recordkeeper to compute the Interim Funding Amount as of such last day and deliver to Trustee the Recordkeeper’s certification of such Interim Funding Amount; and

(B) Pay to Trustee an amount which when added to the value of the Trust Fund as of such day results in a sum equal to or greater than such Interim Funding Amount.

(iii) Any Recordkeeper’s certification delivered pursuant to this Subsection C. may rely on Trustee’s estimate of expenses to be included in the computation of such Interim Funding Amount.

D. Trustee shall have the duty, obligation and authority to enforce Company’s obligation to contribute to the Trust pursuant to subsection B or C of this Section 3, as the case may be, provided Trustee has been notified as set forth in accordance with subsection E of this Section 3 of the circumstances giving rise to such obligation. In all events, the amount of such contribution shall be determined by the Recordkeeper pursuant to the provisions of this Section 3, and except as provided under Section 4, Trustee shall be under no duty to determine whether the amount of any contribution has been correctly computed under the terms of the Plan.

E. The Board of Directors of Company or the CEO shall notify Trustee in writing of each occurrence of either a Potential Change in Control or a Change in Control or of a Credit Rating Reduction. All such notices shall be provided promptly and in any event not later than five (5) calendar days following the occurrence of such event.

F. A Potential Change in Control Period shall be deemed ended upon a declaration of such by the CEO or Company’s Board of Directors and agreement therewith by a Qualified Vote. The determination as to the end of a Potential Change in Control Period shall result in the rights and obligations of the parties hereto reverting to their pre-Potential Change in Control requirements; provided, however, that no Trust assets shall be returned to Company except as specifically provided by the provisions of Section 5 or Section 6 of this Agreement. Nothing contained in this Subsection F shall relieve any person of any of its obligations under this Agreement upon a Change in Control or a subsequent Potential Change in Control.

Section 4. Payments to Plan Participants and Their Beneficiaries.

A. Whenever payment of a benefit is due to commence under the Plan to a Participant or Beneficiary and whenever there is a change in the amount of such benefit payment or in the amount of withholding taxes, Company or such party as it shall designate in writing to Trustee shall deliver to Trustee a schedule or schedules (a “Payment Schedule”) that indicates (i) the amounts payable and applicable withholding taxes in respect of each Participant and Beneficiary, or that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, (ii) the form in which such amount is to be paid (as provided for or available under the Plan), and (iii) the time of commencement for payment of such amounts. Each Payment Schedule shall be accompanied by (1) a certification or other statement acceptable to Trustee from the Recordkeeper to the effect that the amount payable (before provision for withholding taxes) has been computed by the Recordkeeper and on the basis of the information regarding such Participant’s elections under the 401k Plan and other relevant factors provided by Company to the Recordkeeper and that on such basis such amount represents the amount or amounts payable to such Participant or Beneficiary under the Plan; and (2) a statement by Company in form satisfactory to Trustee that the amount shown as withholding tax has been correctly computed by Company and will be forwarded to the taxing authorities accompanied by appropriate documentation for crediting to the account of such Participant or Beneficiary with such taxing authority. Except as otherwise provided herein, Trustee shall pay an amount equal to the amount so indicated as withholding taxes to Company and the net amounts so indicated as payments due to each such Participant and Beneficiary in accordance with such Payment Schedule. Trustee shall have no responsibility or liability for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits from the Trust pursuant to the terms of the Plan or, except as provided in Subsection C hereof, the accuracy of any such amounts indicated on the Payment Schedule. In the event of any changes in law that might require Trustee to have or assume any responsibility for withholding taxes notwithstanding the provisions of this sentence, Company at the request of Trustee shall take any and all actions (including amendment of this Agreement) which under any then prevailing legal requirements would reduce or eliminate such responsibility of Trustee for withholding taxes.

B. The entitlement of a Participant or Beneficiary to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. Except as provided in Subsection C hereof, under no circumstances shall Trustee have any duty to determine any person’s payment rights or other entitlements under the Plan or the accuracy of any such amounts indicated on the Payment Schedule.

C. In the event any Participant or Beneficiary of a deceased Participant claims that Company or its designee has not determined the benefit payable to him and that more than thirty (30) days have elapsed since the date such benefit should have been paid under the terms of a Plan or that any such benefit has not been correctly computed, Trustee may, on the basis of information supplied to it by such Participant or Beneficiary and Company, cause such benefit (and (i) in the case of benefits of a Participant not then in Company’s employ and after a Credit Rating Reduction, the Interim Funding Amount or, (ii) if during a Potential Change in Control Period or after a Change in Control, the Full Funding Amount) to be determined by the Recordkeeper or a recordkeeper selected by it. In the event Trustee does so, it shall inform both Company and such Participant or Beneficiary and make payment of such benefits if both such parties agree and Company so directs and funds are so available as a result of additional Company contributions hereunder or otherwise; and if they fail so to agree, Trustee may bring an action of interpleader or take similar court action or, at the direction of such Participant or Beneficiary, submit the matter to arbitration in accordance with the provisions of Section 16 hereof. In the event Trustee does not cause such benefit to be so determined, or having done so, does not institute any such court action or submit the matter to arbitration, such Participant or Beneficiary or Company may institute court action or, to the extent permitted in the provisions of Subsection F of Section 16, submit such matter to arbitration. The amount of any additional benefits as determined by the Recordkeeper or determined in any proceedings pursuant to the provisions of this Section 4C (including any determination pursuant to the provisions of Subsection 16F), shall be included in computing additional contributions required pursuant to Section 3B or 3C as the case may be.

D. Company may make payment of benefits directly to Plan Participants or their Beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries.

Section 5. Trustee Responsibility Regarding Payments to Participants When Company Is Insolvent.

A. Trustee shall cease payment of benefits to Participants and their Beneficiaries if Company is Insolvent.

B. At all times during the continuance of this Trust, as provided in Section 1 D hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(i) The Board of Directors of Company and the CEO shall have the duty to inform Trustee in writing that Company is Insolvent. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants and Beneficiaries.

(ii) Unless Trustee has actual knowledge that Company is Insolvent, or has received notice from Company, the Board of Directors of Company or the CEO or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency. Trustee may, however, at any time inquire in writing of the CEO as to whether Company is Insolvent, and unless Trustee receives written confirmation from such CEO within ten (10) days, that Company is not Insolvent, Trustee shall be deemed to have actual notice that Company is Insolvent and shall act accordingly.

(iii) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Participants and Beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(iv) Trustee shall resume the payment of benefits to Participants and Beneficiaries in accordance with Section 4 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

C. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 5 B hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and Beneficiaries for the period of such discontinuance as provided for in accordance with Payment Schedules pursuant to Section 4 A delivered prior to such payment described in this sentence less the aggregate amount of any payments which Company certifies to Trustee have been made to Participants or Beneficiaries by Company or any other person in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 6. Payments to Company.

A. Except as specifically provided in Section 4, Section 5 or Section 15 or Subsections B or C of this Section 6, or otherwise specifically provided for under this Agreement, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and Beneficiaries pursuant to the terms of the Plan.

B. Company may at any time cause the Full Funding Amount to be calculated and the Recordkeeper’s certification thereof to be delivered to Trustee. Company acting by its CEO shall have the right at any time except upon or after a Change in Control or during a Potential Change in Control Period by notice given to Trustee to withdraw an amount from the Trust Fund equal to the entire amount by which the value of the Trust Fund as of the date of such request or any other date which is within two business days of such request exceeds 125 % of the Full Funding Amount as calculated as of any date which is less than 62 days prior to the date such notice is given. A copy of such notice shall be hand delivered or given by Express Mail or overnight courier service to each Participant and to each Beneficiary of any deceased Participant and such giving of such notice shall be certified to Trustee by a senior officer of Company. Trustee shall distribute the amount so requested by Company to Company no earlier than fifteen (15) days and no later than thirty (30) days after Company gives such notice to Trustee.

C. In the event that at any time after Company has contributed funds as a result of a Potential Change in Control and no Change in Control has occurred and such time is not during a Potential Change in Control Period, Company acting by its CEO shall have the right to withdraw from the Trust Fund pursuant to this Paragraph C an amount determined by it not in excess of the lesser of (i) the total of all amounts contributed by Company as a result of the Potential Change in Control resulting in such contribution or (ii) the excess of the amount in the Trust Fund over the Interim Funding Amount as computed by the Recordkeeper as of a date no earlier than thirty (30) days prior to delivery of the notice described in the next sentence set forth in the Recordkeeper’s certification most recently delivered to Trustee pursuant to any provision hereof. Company shall exercise its rights pursuant to this Subsection C by delivery of written instrument exercising such rights to Trustee setting forth the amount contributed by it as a result of such and all subsequent Potential Change(s) in Control, and the amount it wishes to withdraw as a result of such exercise. Trustee shall distribute the amount described in the first sentence of this C and so requested by Company to Company no earlier than fifteen (15) days and no later than thirty (30) days after Company gives such notice to Trustee.

To facilitate exercise of its rights pursuant to this Section 6 C, Company may cause the Interim Funding Amount to be calculated by the Recordkeeper as of a date reasonably selected by Company which will allow it to exercise such rights and such date shall be an Interim Valuation Date.

Section 7. Investments.

A. Subject to any directions by Company provided pursuant to the provisions of paragraph B, and any guidelines provided pursuant to the provisions of paragraph C of this Section 7, Trustee may invest and reinvest in and acquire by purchase, exchange or otherwise property of any character whatsoever, foreign or domestic, or interests or participation therein, including by way of illustration and not of limitation: real property, mortgages, bonds, notes, debentures, certificates of deposit, debt obligations, notes, options, puts, calls, warrants, future contracts (and options thereon), partnerships, common and preferred stocks, and shares or interests in investment trusts, mutual funds or common trust funds, all without regard to the proportion any such property or similar property held may bear to the entire amount held and without any obligation to diversify, whether or not the same is of the kind in which fiduciaries are authorized by law or any rule of court to invest funds, it being contemplated that Trustee will utilize to the extent that it determines to be advisable the investment strategies available to it. Without limitation, Trustee may invest assets of the Trust in (i) any investment company [(including any investment company or companies for which Morgan Guaranty Trust Company of New York or an affiliated company acts as the investment advisor or performs custody or any other services (“Special Investment Companies”) or, any insurance contract or contracts issued by an insurance company or companies (including life insurance contracts issued by Chubb Life Insurance Company of America which involve the use of Chubb Series Trust (“Special Insurance Contracts”))] or (ii) any investment contracts issued by an insurance company or bank (including Morgan Guaranty Trust Company of New York or an affiliated company) or any common trust fund maintained by Morgan Guaranty Trust Company of New York or an affiliated company, in each case as Trustee may determine provided that Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments. In the case of a Special Investment Company, Company acknowledges that Morgan Guaranty Trust Company of New York or an affiliated agency will be compensated by such Special Investment Company for any services it performs for such Special Investment Company without diminution or charging the same against commissions or compensation of Trustee. In the case of a Special Insurance

Contract, Company acknowledges that (i) Chubb Life Insurance Company of America will allocate to a separate account assets in respect of such contract; (ii) such separate account will be invested in Chubb Series Trust, a registered investment company which, in turn, will retain Morgan Guaranty Trust Company of New York as the investment advisor and to perform custody and other services; and (iii) Morgan Guaranty Trust Company of New York will be compensated by Chubb Series Trust for such services, without diminution or charging the same against commissions or compensation of Trustee. Trustee shall allocate the assets in respect of such contracts among the portfolios maintained by Chubb Series Trust (but always not in violation of directions given by Company in accordance with Subsection B of this Section 7 and in accordance with any guidelines established in accordance with C of this Section 7 and communicated to Trustee from time to time). Company recognizes that the selection by Trustee of such portfolios or the allocation by Trustee of assets of the Trust among Special Investment Companies may affect the compensation of Morgan Guaranty Trust Company of New York and/or its affiliates as custodian or investment advisor. In addition to such compensation, Morgan Guaranty Trust Company of New York, as Trustee, shall be entitled to such compensation hereunder as may be provided pursuant to Section 10 hereof. It is Company’s intention to waive any rule of undivided loyalty in respect of any trust investment, including, but not by way of limitation, any investment in a Special Investment Company or a Special Insurance Contract (including in respect of such retention of Morgan Guaranty Trust Company of New York and the payment of all such compensation).

B. (i) Company may, but is not required to, direct the investment and reinvestment of all or any part of the Trust Fund in any Special Investment Fund or other mutual fund or pooled fund in which Trustee is willing to invest or in any other assets which Trustee is willing to administer; provided, however, that such directions shall be no more frequent than monthly.

(ii) Further, it is anticipated that Trustee at the direction of Company will within ninety (90) days of receipt of the initial corpus of the Trust invest up to forty-one (41%) per-cent thereof (as directed by Company) in a portfolio of equity securities of up to six designated thrift institutions. As long as Morgan Guaranty Trust Company of New York or any corporate successor thereto is serving as Trustee, (i) the allocable portion of the Trust Fund so invested may not be increased, (ii) the number of such individual issues shall not be increased, and (iii) the proportions of individual issues thereof will not be changed (except by market fluctuations and corporate actions of the respective issuers). Company may direct Trustee to sell all or any portion of such portfolio.

(iii) Trustee shall exercise all reasonable efforts to comply with any directions given by Company pursuant to this Subsection 7B and any directions with respect to the sale or other disposition of any such asset and Trustee shall be relieved from all liability and responsibility (a) for the investment of all or any portion of the Trust Fund to the extent such investment is made in accordance with such directions, (b) for the retention of any investments previously made pursuant to such directions with respect to which Company has given no instruction for sale or disposition, and (c) for any delay in executing a direction as to any such investment, sale or disposition, unless such delay is the result of negligence or misconduct. Directions as to voting any securities held by Trustee in accordance with the directions of Company, as well as directions as to exercising any rights with respect thereto, (including, but not limited to, responding to tender offers) shall be made by Company, and Trustee’s sole responsibility shall be to carry out any such directions. Trustee shall have no liability or responsibility for determining whether investment directions given by Company are in accordance with the terms of the Plan.

C. To the extent Company does not specifically direct investments pursuant to Subsection B of this Section 7, Company shall formulate and communicate from time to time investment guidelines and objectives for the Trust Fund. Trustee shall comply with such guidelines and select investments within such guidelines as it believes to be most consistent or nearly consistent with such objectives. Trustee shall have no responsibility or liability with respect to (i) the development or appropriateness of such guidelines or objectives or (ii) the carrying out of such guidelines or objectives unless any failure to do so is the result of negligence or misconduct.

D. Company’s powers, rights and authority pursuant to Subsections B and C of this Section 7 shall be exercisable by its Human Resource’s Committee or its Pension and 401(k) Review Committee or any one or more individuals or entities (such as an investment advisor) authorized by either such Committee to act for it. Company may determine to allocate such duties to one or more other committees or one or more designees of committees of Company or its Board of Directors or persons other than its Human Resources Committee or its Pension and 401(k) Review Committee. Company shall give written notice of any such change to Trustee who shall from and after receipt of such notice follow any guidelines and objectives set by such other committee or person(s) in accordance with the terms of Subsections B and C of this Section 7; but until any such other committee or other person(s) communicates any changes in such guidelines or objectives, Trustee shall comply with such guidelines and seek to implement the objectives in place immediately prior to such change in allocation of such duties. No such change in allocation of duties pursuant to this Subsection D shall be deemed an amendment to this Agreement.

E. In addition to any powers conferred by law, Trustee is authorized to exercise from time to time in its sole discretion the following powers in respect of any property, real or personal, of the Trust, it being intended that these powers be construed in the broadest possible manner:

(i) Power to sell at public or private sale for cash or upon credit or partly for cash and partly upon credit and upon such terms and conditions as it shall deem proper. No purchaser shall be bound to see to or be liable for the application of the proceeds of any such sale.

(ii) Power to exchange any securities or property held by it for other securities or property, or partly for such securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with respect to any securities held by it, and to make payments in connection therewith.

(iii) Power to vote in person or by proxy at corporate or other meetings and to participate in or consent to any voting trust, reorganization, dissolution, merger or other action affecting any securities in its possession or the issuers thereof, and to make payments in connection therewith.

(iv) Power to improve any real property.

(v) Power to lease any real property for such periods and upon such terms as it shall deem proper, and to execute and deliver leases containing such covenants, including covenants of renewal, as may be desirable to effect any such leasing, and to partition or divide in such manner as it shall deem proper any real property owned jointly or in common with others.

(vi) Power to compromise and adjust all debts or claims due to or made against it.

(vii) Power to make distributions in cash or in specific property, real or personal, or an undivided interest therein, or partly in cash and partly in such property.

(viii) Power to borrow or raise moneys at any time and from time to time for the purposes of the Trust upon such terms and conditions as may be deemed desirable or proper, and for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Trust; and no person loaning money to Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing.

(ix) Power to loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others.

(x) In the acquisition, disposition and management of investments for or under the trust, power to acquire and hold any securities or other property even though Trustee in its individual or any other capacity, shall have invested or may thereafter invest its or their own or other funds in the same securities or related property or related securities or other property the interest, principal or other avails of which may be payable at different rates or different times or may have a different rank or priority; and to acquire and hold any securities or other property even though in connection therewith Trustee, in its individual or any other capacity, may receive compensation reasonably and customarily due in the course of its or their regular activities.

(xi) Power to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination.

(xii) Power to acquire, hold or dispose of property in unregistered form, or in its name without designation of fiduciary capacity, or in the name of its nominee, to deposit any property with any custodian, or in a depository, clearing corporation or any central system for handling of investments, or any nominee thereof.

(xiii) Power to employ from time to time counsel and suitable agents, including custodians, accountants, brokers and appraisers, including any affiliate of Trustee, and to pay them reasonable expenses and compensation out of the Trust.

(xiv) Power to do all acts which it may deem necessary or proper and to exercise any and all powers of Trustee under this Trust Agreement under such terms and conditions as it may deem to be for the best interest of the Trust.

F. In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company or Parent, other than a de minimis amount held in common investment vehicles in which Trustee invests.

G. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants.

H. Company shall have the right at anytime, and from time to time in its discretion, to substitute assets (acceptable to Trustee under standards which would be applicable if such assets were offered as an additional contribution) of equal fair market value for any asset held by the Trust. In exercising such rights, Company shall be acting in a nonfiduciary capacity.

Section 8. Disposition of Income.

During the term of the Trust, all income received by the Trust shall be accumulated and reinvested.

Section 9. Records and Accounting; Role of the Committee.

A. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee, On a monthly or quarterly basis

(as requested by Company) and within fifteen (15) days after the removal or resignation of Trustee, Trustee shall deliver to Company and to the Committee if any a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Company may approve such account by an instrument in writing delivered to Trustee. In the absence of Company’s filing with Trustee objections to any such account within ninety (90) days after its receipt, Company shall be deemed to have so approved such account. In such case, or upon the written approval by Company of any such account, Trustee shall, to the extent permitted by applicable law, be discharged from all liability to Company and Plan Participants and their beneficiaries for its acts or failures to act described by such account. The foregoing, however, shall not preclude Trustee from having its account settled by a court of competent jurisdiction.

B. During any Period of a Potential Change in Control and after any Change in Control upon a Qualified Vote, the Committee shall exercise the authority, powers, duties and functions described below in this Section 9 B. The Committee shall have and exercise the authority, powers, duties, and functions of Company pursuant to the provisions of this Section 9 and from the date which is seven (7) days after Trustee receives written notice of such Qualified Vote from Company. From and after such seventh day any action or failure to act of the Committee under this Section 9 shall be equivalent to that which such action or failure to act of Company would be had such Qualified Vote not occurred.

C. (i) Company shall, no later than two (2) business days after it is informed of the establishment of the Committee, inform Trustee in writing of such establishment and the name of any member or members thereof. Thereafter, Company shall, within two (2) business days of being notified of any change in the identity of the members of the Committee, inform Trustee in writing of such change. The Committee may, by a writing signed by a majority of its members and delivered to Trustee, designate one or more persons to act hereunder on its behalf, and Trustee may rely thereon until such notice is superseded. Upon receipt of notice to Trustee from Company and a majority of the members of the Committee as last comprised that the Committee has ceased to exist, Trustee shall conclusively presume that there is no Committee then in existence and may so administer the Trust and distribute or apply its assets.

(ii) Trustee shall promptly furnish the Committee with any and all reports, data, and other information relating to the Trust, its receipts, disbursements, and administration (including, but not limited to, any disputes or claims and any litigation or arbitration proceedings or settlement discussions and negotiations) as the Committee may request. In the event the Committee requests more frequent accountings than Company, Trustee shall furnish the Committee with such more frequent accountings. Further, without the requirement of any request by the Committee and within the time frames specified below (which may be waived or modified by the Committee), Trustee shall furnish to the Committee:

(A) Copies of any and all reports, data or other information furnished by Trustee to Company within two (2) business days of its being so furnished;

(B) Notice of the amount of any contribution made by Company pursuant to Section 3 B and copies of all documentation furnished by Company to Trustee in connection with such contribution, including but not limited to, the Recordkeeper’s certification and any transmittal letter, and any notice by Trustee to Company requesting further contributions within two (2) business days of receipt of any such contribution or documentation;

(C) Any action taken by Trustee pursuant to the provisions of Section 3 D to enforce Company’s duty to make a contribution to the Trust within two (2) business days of such action;

(D) Copies of all requests for payment and all Payment Schedules described in Section 4 A within two (2) business days of Trustee’s receipt thereof;

(E) A report of the amount and payee of each disbursement of funds pursuant to Section 4 A, within two (2) business days of such disbursement;

(F) Within five (5) business days of receipt of any written claim described in Section 4 C, or any benefit determination described therein, copies of such claim or determination, and within two (2) business days of any payment or institution of action or proceedings described therein, a statement as to the amount and payee of such payment or summarizing such action and copies of any complaint or other documents filed to commence any such action or proceedings;

(G) Copies of any statement by Company of its intention to make, or its having made, a direct payment described in Section 4 D within two (2) business days of receipt of such notification;

(H) Copies of any notification or allegation described in Section 5 B(i) within two (2) business days of receipt of such notification or allegation;

(I) Written notice of any determination by Trustee pursuant to Section 5 B (iii) or 5 B(iv) within two (2) business days of making such determination;

(J) Copies of any certification given by Company to Trustee and described in Section 5 C within five (5) business days of receipt of such certification;

(K) Copies of any changes in the Service Agreement within two business days of receipt thereof.

For purposes of this Section 9C requirements of within two (2) business days shall be deemed satisfied if such copies are transmitted by telefacsimile or hand delivered to each member of the Committee by 5:00 P.M. on the next business day; provided, however, that if any member has not supplied Trustee with a telefacsimile number and has a business address which is more than 100 miles from Trustee’s principal office in New York City, then such requirement shall be deemed satisfied if such information is deposited at or prior to such time with the U.S. Postal Service or private courier service under conditions under which such service guarantees delivery of such information by close of business on the business day next following such deposit.

(iii) In the event Trustee and the Recordkeeper are not the same entity, the Committee may request that Trustee retain as the Recordkeeper a firm with extensive experience in 401k plan recordkeeping chosen by the Committee, and Trustee shall do so.

Section 10. Compensation and Expenses of Trustee.

Trustee’s compensation shall be as agreed in writing from time to time by Company and Trustee. Subject to the provisions hereof which become effective in the event of Company’s Insolvency, (1) Company shall pay Trustee’s fees and expenses and all administrative expenses and (2) if not so paid within a reasonable time, such fees and expenses shall be paid from the Trust Fund, but Trustee shall recover such amounts from Company.

Section 11. Duties of Trustee.

A. (i) Unless a matter is raised in writing by Company, the Committee, a Participant or a Beneficiary of a deceased Participant or by a governmental authority or as otherwise expressly provided in this Agreement, Trustee shall have no duty to make an independent investigation as to any matters relating to the Plan, and shall be entitled to rely on the determinations of Company as to all such matters. Notwithstanding the foregoing Trustee may make independent investigation in its discretion.

(ii) Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust Agreement. Except as otherwise provided in this Trust Agreement, Trustee may act upon any instruction, whether written, oral, telephonic, cable or telex, which purports to have come from Company or its designees or from the Committee, or any Participant or Beneficiary, without responsibility for errors in delivery, transmission or receipt and without obligation to satisfy itself that such instruction is given in good faith. The provisions of the immediately preceding sentence are for the benefit and protection of Trustee and shall not be construed to bestow upon any person any right or authority such person would not have in the absence of the provisions of the provisions of the immediately preceding sentence.

(iv) Trustee is authorized, but not required, to take any action it believes appropriate if it is unable in due time to obtain instructions from Company or if such action is determined by it to be required by law or practice.

B. Except as provided by the terms of Sections 3, 4, and 7, Trustee shall have no responsibility for the administration of the Plan (including, but not limited to, the determination of Plan participation rights of employees of Company, the determination of benefits of Participants and Beneficiaries and the maintenance of individual accounts). In no event shall Trustee be responsible for any act or omission of Company or the Committee. Trustee shall be under no duty to question or review the investment guidelines, objectives and restrictions established by Company, or the specific investment directions given by Company for any investment, and shall further have no duty to make suggestions in connection therewith. Trustee shall not be liable for any loss, or by reason of any breach, which arises from Company’s exercise or non-exercise of rights under this Trust Agreement, or from any direction of Company. Trustee shall incur no liability on account of investing the assets of the Trust in accordance with investment directions of Company.

C. Without limiting the authorities granted under Section 7, Trustee may employ and consult with legal counsel (who may also be counsel for Company generally or with respect to this Trust or any Plan) with respect to any of its duties or obligations hereunder and may employ agents, including accountants and other professionals, to assist it in performing any of its duties or obligations hereunder.

D. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

E. Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

Section 12. Indemnification.

Company hereby agrees to indemnify and hold harmless Trustee from and against any losses, damages, liabilities, claims, costs or expenses (including reasonable attorneys’ fees) which

Trustee may incur by reason of this Trust Agreement, (including, without limitation, by reason of Trustee’s making benefit payments pursuant to fraudulent or unauthorized instructions) excepting only losses, damages, liabilities, claims, costs or expenses arising from Trustee’s negligence or misconduct. A waiver by Trustee of any signature guarantee requirement relating to the investments held hereunder shall not be construed as negligence or misconduct on the part of Trustee. The provisions of this Section 12 shall survive the termination of this Trust Agreement. Trustee hereby agrees to indemnify and hold harmless Company and the Plan, as applicable, from and against any losses, damages, liabilities, claims, costs or expenses (including reasonable attorneys’ fees) which Company and the Plan, as applicable, may incur by reason of this Trust Agreement arising from Trustee’s negligence or misconduct.

Section 13. Resignation and Removal of Trustee.

A. Trustee may resign at any time by written notice to Company, which shall be effective ninety (90) days after receipt of such notice unless Company and the Committee (if any) and Trustee agree otherwise; and unless such resignation occurs during a Potential Change in Control Period or upon or after a Change in Control, Company shall designate a successor Trustee meeting the requirements of Section 14 below.

B. Trustee may be removed by Company on thirty (30) days’ written notice or upon shorter notice accepted by Trustee and a successor Trustee appointed by Company; provided, however that during a Potential Change in Control Period, Trustee may not be removed by Company without a Super Qualified Vote, and upon or after a Change in Control, Trustee may be removed only by a Super Qualified Vote.

C. A successor Trustee meeting the description set forth in the provisions of Section 14 A hereof shall be (i) if, during a Potential Change in Control Period, designated by Company with approval by a Super Qualified Vote; and (ii) if, after a Change in Control, solely by a Super Qualified Vote.

D. Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets of the Trust shall subsequently be transferred to the successor Trustee. Such transfer shall commence immediately upon such resignation or removal and in any event shall be completed within ten (10) days after the effective date of such resignation or removal or, if later the appointment and acceptance of a successor Trustee, unless Company (or during a period of Potential Change in Control or after an actual Change in Control, the Committee, or if none, the Participants and Beneficiaries by a Qualified Vote) extends the time limit.

E. If Trustee resigns or is removed and a successor shall not have been appointed (including execution of an acceptance) by the effective date of Trustee’s resignation or removal, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 14. Requirements of and Investment by Successor Trustee.

A. If Trustee resigns or is removed in accordance with Section 13 hereof a successor may be appointed in accordance with the provisions of Section 13 and such successor shall be granted corporate trustee powers under state law, but in no event shall such Trustee be Company or any affiliate of either Company or Parent. The appointment shall be effective when accepted in writing by the successor Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer of such rights, powers and assets.

B. The successor Trustee shall not be required unless requested by Company, the Committee or a Qualified Vote to examine the records and acts of any prior Trustee. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee; provided that the Successor Trustee may pursue any claim or cause of action provided Company or by a Qualified Vote direct such successor so to do and indemnify such Successor with sufficient funds as determined by such Successor who may use Trust assets to so indemnify itself; and Company shall pay amounts necessary to provide such indemnification whether such action is directed by Company or by such Qualified Vote.

Section 15. Amendment; Termination.

A. Subject to the limitations of Subsection B hereof, except during either a Potential Change in Control Period or upon or after a Change in Control, this Agreement may be amended, in whole or in part, at any time and from time to time, by the action specifically authorized or approved by the Board of Directors of Company, with the consent of Trustee, which consent shall not be unreasonably withheld, and set forth in a written instrument executed by or on behalf of Company and Trustee. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

B. Subject to the current provisions of Section 5 hereof and the rights of Company’s creditors pursuant thereto, no amendment of this Agreement described in this B may be made without a Qualified Vote and no amendment to the provisions providing for or permitting termination of the Trust shall be made without a Super Qualified Vote. An amendment described in this B is any amendment which would have the effect of (i) eliminating or reducing Company’s obligation to make contributions to the Trust Fund in the event of either a Potential Change in Control or a Change in Control as set forth in this Agreement as originally executed (or amended as allowed pursuant to this Section 15 B), (ii) except to the extent currently permitted under this Agreement, permitting the use of the assets of the Trust Fund for any purpose other than providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of the

Plan and Trust as currently contemplated hereunder, (iii) changing the current definitions of Potential Change in Control, Potential Change in Control Period and Change in Control or altering the current provisions of this Section 15, (iv) eliminating or reducing any of the authority or rights or circumstances of existence of the Committee pursuant to the current provisions of Section 9 or (v) decreasing the obligation of Company to make contributions to the Trust Fund with respect to benefits to Participants no longer employed by Company or the Beneficiaries of any such Participants,

C. Upon or after a Change in Control or during a Potential Change in Control Period, this Agreement may be amended only by action of Trustee and Super Qualified Vote.

D. The Trust established pursuant to this Agreement may be terminated by action of the Board of Directors of Company after the first to occur of (i) satisfaction of all liabilities under the Plan with respect to all Participants and their Beneficiaries or (ii) the twenty-first anniversary of the death of the last survivor of the Participants or Beneficiaries who are in being on the date of this Agreement; provided that prior to any termination pursuant to clause (i) becoming effective there is issued a written certification by and from Trustee that it is not aware of any unsatisfied liabilities under any of the Plan and a certification by the CEO or the Chief Financial Officer of Company and a letter from the Recordkeeper in which each respectively states that to his best knowledge and belief all liabilities have been satisfied with respect to all Participants in the Plan and their Beneficiaries and that there are no unsatisfied liabilities (other than claims which can no longer be the subject of legal action and claims which Trustee agrees are de minimis or extremely remote and lacking in merit and for which Company indemnifies Trustee).

E. Subject to the provisions of subsections D and F of this Section 15, the Trust shall not terminate until the date on which Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company. The powers and duties of Trustee shall continue as long as any part of the Trust Fund remains in its possession.

F. Upon a Super Qualified Vote, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made upon written notice to Trustee.

G All assets in the Trust at termination shall be returned to Company unless Company otherwise directs Trustee.

Section 16. Miscellaneous.

A. Any provision of this Trust Agreement prohibited by law or which would cause the Trust to any extent to fail or cease to be a grantor trust as described in Section 1C hereof shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

B. The Plan shall be administered by Company or persons other than Trustee and designated by Company or others in accordance with the Plan or other procedures and Trustee shall be under no duty whatsoever in respect of the administration of the Plan.

C. Benefits which may become payable to Participants and Beneficiaries under this Trust Agreement may not be anticipated, assigned either at law or in equity, alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. In the event by virtue of any statute, regulation, judicial action, or administrative action or other determination or action legally binding on Trustee, the rights of any Participant or Beneficiary to present or future payment from Trustee may be exercised by any judgment creditor, spouse or former spouse, assignee, trustee in bankruptcy or other third party, such person holding such rights shall not be deemed a Participant or Beneficiary for purposes of communication hereunder or for purposes of determining the number of votes for a Qualified Vote or Super Qualified Vote.

D. In any question of interpretation or other matter of doubt, Trustee, Company or the Committee may rely upon the opinion of counsel for Company or any other attorney at law designated by Company with the approval of Trustee. The provisions of this Agreement shall be construed, administered and enforced according to the laws of the United States and, to the extent permitted by such laws, by the laws of the State of Connecticut.

E. In case it becomes impossible for Company, the Committee or Trustee to perform any act under this Trust Agreement, that act shall be performed which in the judgment of Company (or if during a Potential Change in Control Period or after an actual change in control and the Committee is then acting, the Committee) will most nearly carry out the intent and purpose of the Plan and Trust. All parties to this Agreement or any way interested in the Trust shall be bound by any acts performed under such condition.

F. At the request, (i) prior to a Change in Control and not during a Potential Change in Control Period, of Trustee or any Participant or Beneficiary of a deceased Participant or Company and (ii) after a Change in Control or during a Potential Change in Control Period, any Participant or Beneficiary of a deceased Participant (but not Company or Trustee), any dispute controversy or claim arising out of this Agreement or out of any Plan and giving rise to a claim for payment from Trustee under this Agreement to such Participant or Beneficiary shall be settled by arbitration in New York, New York in accordance with the Commercial Arbitration rules of the American Arbitration Association; and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof.

G. Company shall give Trustee a copy of any changes to the Service Agreement within two (2) days of such changes becoming effective.

H. Company shall deliver to Trustee within ten days after execution hereof and within ten days of any change in facts set forth in the last preceding relevant certificate delivered pursuant to this H. and whenever reasonably requested by Trustee its Certificate signed by an appropriate officer specifying the names of its Human Resource Committee, its Pension and 401(k) Review Committee and any other persons reasonably requested by Trustee and the specimen signature of anyone authorized to act for either such committee or persons.

I. This Agreement shall be binding upon, and inure to the benefit, of Company and its successors and any assignee of substantially all of its assets and Trustee, and its successors and any assignee of substantially all of its corporate trust operations. References to Company and Trustee shall include such of their respective successors and assigns.

J. This Trust Agreement may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

IN WITNESS WHEREOF, People’s Bank and Morgan Guaranty Trust Company of New York have caused this Agreement to be signed by their duly authorized officers and their corporate seals affixed hereunto, all as of the date and year first above written.

PEOPLE’S BANK

By:
Witness	Title:	President

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:
Witness	Title:	VICE PRESIDENT
LOUISE R. MILLIGAN ASSOCIATE